SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING  8/31/2006
FILE NUMBER 811-2729
SERIES NO.: 17

72DD 1 Total income dividends for which record date passed during the period. (000's Omitted)
        Institutional Class                                  $234,363
     2  Dividends for a second class of open-end company shares (000's Omitted)
        Private Investment Class                             $ 22,944
        Personal Investment Class                            $  8,011
        Cash Management Class                                $ 49,228
        Reserve Class                                        $  2,109
        Resource Class                                       $ 16,193
        Corporate Class                                      $ 10,376

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
     1  Dividends from net investment income
        Institutional Class                                   000.0450
     2  Dividends for a second class of open-end company shares (form nnn.nnnn)
        Private Investment Class                              000.0420
        Personal Investment Class                             000.0395
        Cash Management Class                                 000.0442
        Reserve Class                                         000.0363
        Resource Class                                        000.0434
        Corporate Class                                       000.0447

74U. 1  Number of shares outstanding (000's Omitted)
        Institutional Class                                  4,724,130
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Private Investment Class                               591,411
        Personal Investment Class                              299,160
        Cash Management Class                                1,379,029
        Reserve Class                                           55,901
        Resource Class                                         325,301
        Corporate Class                                        525,682